Exhibit 5.2


May 11, 2004


Capital Trust, Inc.
410 Park Avenue, 14th Floor
New York, New York 10022





Ladies and Gentlemen:


           We have acted as counsel to Capital Trust, Inc., a Maryland corporation (the "Company"), in connection with the execution, delivery and performance by the Company of the Securities Purchase Agreement, dated as of May 11, 2004 (the "Purchase Agreement"), among the Company, certain of its stockholders named therein and W. R. Berkley Corporation, a Delaware corporation, and/or one or more of its designated controlled Affiliates (collectively, the "Purchaser"), pursuant to which the Company agreed to issue and sell to the Purchaser (i) 1,310,000 shares (the "Tranche 1 Shares") of its Class A Common Stock, par value $.01 per share (the "Common Stock"), (ii) warrants (the "Warrants") initially exercisable, subject to shareholder approval, of 365,000 shares (the "Warrant Shares") of Common Stock and, (iii) subject to shareholder approval, 325,000 shares (the "Tranche 2 Shares" and, together with the Tranche 1 Shares and the Warrant Shares, the "Shares") of Common Stock. "). The offering of the Shares and the Warrants is being made pursuant to a Registration Statement on Form S-3 (Registration No. 333-111261) filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") (such Registration Statement at the time it was declared effective by the Commission being hereinafter referred to as the "Registration Statement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.

           As such counsel and for purposes of our opinion set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinion set forth herein, including, without limitation:

           (i)  the Purchase Agreement;

           (ii) the Warrants;

           (iii) the Registration Statement;



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           (iv) the form of final  prospectus,  dated May 11, 2004,  relating to the Shares and the Warrant, as filed with the Commission on May 11, 2004 pursuant to Rule 424(b) under the Securities Act (the "Prospectus");

           (v) the Current Report on Form 8-K filed by the Company with the Commission (File no. 001-14788) under the Securities Exchange Act of 1934, as amended; and

           (vi) resolutions adopted by the Company's board of directors on May 6, 2004 certified by the Secretary of the Company relating to the execution and delivery of, and the performance by the Company of its obligations under, the Transaction Documents, as defined below.

           In addition to the foregoing, we have made such investigations of law, as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

           The Purchase Agreement and the Warrants are referred to herein, individually, as a "Transaction Document" and, collectively, as the "Transaction Documents."

           In such examination and in rendering the opinion expressed below, we have assumed: (i) the due authorization, execution and delivery of each Transaction Document and each other document referred to above by all of the parties thereto (including the due authorization, execution and delivery of the Transaction Documents by the Company); (ii) the genuineness of all signatures on all documents submitted to us; (iii) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (iv) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, records, certificates and other instruments, and that all such original documents, corporate records, certificates and instruments were authentic and complete; (v) the legal capacity of all individuals executing documents; (vi) that the Transaction Documents are the valid and binding obligations of each of the parties thereto (in the case of the Warrants, other than the Company), enforceable against such parties (in the case of the Warrants, other than the Company) in accordance with their respective terms and that no such documents have been amended or terminated orally or in writing except as has been disclosed to us; (vii) that the Purchaser has satisfied all regulatory and legal requirements applicable to its activities; and (viii) that the rights and remedies set forth in the Transaction Documents will be exercised reasonably and in good faith and were granted without fraud or duress and for good, valuable and adequate consideration and without intent to hinder, delay or defeat any rights of any creditors or stockholders of the Company. As to all questions of fact material to the opinion expressed herein and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon



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3


certificates or comparable documents of officers and representatives of the Company and upon the representations, warranties and covenants of the Company contained in the Transaction Documents, including the Purchase Agreement. We have also assumed that the representations and warranties of the Purchaser appearing in Article VI of the Purchase Agreement are true and correct.

           Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that, when issued pursuant to the terms of the Purchase Agreement, the Warrants will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms.

           The opinion expressed herein is subject to the following exceptions, qualifications and limitations:

     A. We express no opinion with respect to (i) the truth of the representations and warranties contained in the Transaction Documents or (ii) any other document, instrument or agreement other than the Warrants (including the exhibits or schedules to the Registration Statement or Prospectus), regardless of whether such document, instrument or agreement is referred to in the Registration Statement or Prospectus.

     B. We express no opinion with respect to the effect that the introduction of extrinsic evidence as to the meaning of any Transaction Document may have on the enforceability thereof.

     C. With respect to our opinion set forth above, we have assumed that there will be sufficient authorized and unissued shares of Common Stock available for issuance each time a Warrant is exercised.

     D. Our opinion set forth above is subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and principles affecting creditors' rights generally, including without limitation fraudulent transfer or fraudulent conveyance laws; (ii) the effect of public policy considerations or court decisions which may limit rights to obtain indemnification or contribution; and (iii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies
(including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

     E. No opinion is expressed herein with respect to (i) the validity or enforceability of any provision contained in the Transaction Documents allowing any party to exercise any remedial rights without notice to the Company, (ii) the validity or enforceability of any waiver of demand by the Company, or any waiver of any rights or any defense which as a matter of law or public policy cannot be waived, (iii) the validity or enforceability of any provisions contained in the Transaction Documents purporting to establish evidentiary standards, (iv) the validity or enforceability of any provision of the



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Transaction   Documents   which   purports  to  establish  the  subject   matter
jurisdiction of the United States District Court to adjudicate any controversy related to any of the Transaction Documents, (v) the validity or enforceability of any provision of the Transaction Documents which purports to entitle any person or entity to specific performance of any provision thereof, (vi) the validity or enforceability of any provision of the Transaction Documents which requires a person or entity to cause another person or entity to take or to refrain from taking action under circumstances in which such person or entity
does  not  control  such  other   person  or  entity,   (vii)  the  validity  or
enforceability of any provision of the Transaction Documents insofar as it purports to effect a choice of governing law or choice of forum for the adjudication of disputes or (viii) the effectiveness of service of process by mail in any suit, action or proceeding of any nature arising in connection with or in any way relating to any Transaction Document.

     F. Our opinion expressed above is limited solely to laws, rules and regulations that in our experience are generally applicable to transactions in the nature of those contemplated by the Transaction Documents between unregulated parties.

     G. No opinion is expressed as to the validity or enforceability of any provision of any Transaction Document that (i) requires that waivers or amendments must be in writing in so far as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply; (ii) waives
(a) vague or broadly stated rights, (b) future rights, (c) the benefits of statutory, regulatory or constitutional rights, unless and to the extent that the statute, regulation or constitution expressly allows waiver, (d) unknown future defenses, or (e) rights to damages; (iii) states that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy; (iv) imposes penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default; (v) appoints one party as an attorney-in-fact for an adverse party; or (vi) states that time is of the essence.

           Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, the internal laws of the State of New York.

           This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.



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           We  consent  to  the  use  of  this  opinion  as an  exhibit  to  the
Registration Statement and the reference to our firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder. This opinion is rendered to you as of the date hereof and is not to be deemed to have been reissued by any subsequent delivery as permitted above, and we assume no obligation to advise you or any other Person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or a legal conclusion or other matters in this letter.

                                  Very truly yours,


                                  /s/ Paul, Hastings, Janofsky & Walker LLP